As filed with the Securities and Exchange Commission on February 28, 2007
Registration No. 333-55806

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AVNET, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	2211 South 47th Street	11-1890605
(State or Other Jurisdiction of	Phoenix, Arizona 85034	(I.R.S. Employer
Incorporation or Organization)	(Address of Principal Executive Offices Including Zip Code)	Identification No.)
AVNET 1999 STOCK OPTION PLAN
(Full Title of the Plans)

David R. Birk
Senior Vice President, General Counsel and Secretary
Avnet, Inc.
2211 South 47th Street
Phoenix, Arizona 85034
(480) 643-2000
(Name and Address of Agent For Service)

(480) 643-2000
(Telephone Number, Including Area Code, of Agent For Service)

EXPLANATORY NOTE
     Avnet, Inc. registered 4,000,000 shares of its common stock for issuance under the Avnet, Inc. 1999 Stock Option Plan (the “Plan”) pursuant to Registration Statement on Form S-8, File No. 333-55806, filed with the Securities and Exchange Commission on February 16, 2001. This Post-Effective Amendment No. 1 is being filed to deregister 5,282 shares of Avnet common stock that have not yet been issued under the Plan.

     Accordingly, Avnet hereby withdraws from registration under the Registration Statement on Form S-8, File No. 333-55806, 5,282 shares of its common stock that have not been and will not be issued under the Plan.
[SIGNATURES ON THE NEXT PAGE]

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SIGNATURES

SIGNATURES
             Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on February 28, 2007.

AVNET, INC.
By:	/s/ Raymond Sadowski
	Name:	Raymond Sadowski
	Title:	Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed on February 28, 2007, by the following persons in the capacities indicated:

Signature	Title
* Roy Vallee	Chairman of the Board, Chief Executive Officer and Director

* Eleanor Baum	Director

* J. Veronica Biggins	Director

* Lawrence W. Clarkson	Director

* Ehud Houminer	Director

* James A. Lawrence	Director

* Frank R. Noonan	Director

* Ray M. Robinson	Director

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Signature	Title
* Gary L. Tooker	Director

*By: /s/ Raymond Sadowski Raymond Sadowski Attorney-in-Fact

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